                                                                      EXHIBIT 99

                                                                            NEWS
For Immediate Release
=====================
September 29, 1999



                        Assisted Living Concepts, Inc.

The Company Reports Financial Results, Expects to Resume Trading on the AMEX and
           Announces Continuing Exploration of Strategic Alternatives

        _______________________________________________________________


     PORTLAND, OREGON, September 29, 1999 - Assisted Living Concepts, Inc. (AMEX: ALF), a national provider of assisted living services, announced today that it filed its restated financial statements with the Securities and Exchange Commission ("SEC") for the fiscal years ended December 31, 1996 and 1997 and for each of the first three fiscal quarters of the fiscal year ended December 31, 1998. In addition, the Company also filed with the SEC its financial statements for the fiscal year ended December 31, 1998, the fiscal quarter ended March 31, 1999 and the fiscal quarter ended June 30, 1999. The Company believes that trading in its securities listed on the American Stock Exchange should resume on Monday, October 4, 1999.

Restatement of Historical Financial Results
- -------------------------------------------

     After consultation with its independent auditors, the Company determined to restate its financial statements for the fiscal years ended December 31, 1996 and 1997 and for each of the first three fiscal quarters of the fiscal year ended December 31, 1998. The restatement substantially related to changes in non-cash items and did not significantly affect the Company's previously reported cash or working capital positions. The restatement resulted primarily from:

 . a modification in the accounting for certain of its acquisitions and former joint venture arrangements;

 . the recognition of expenses which were previously capitalized in conjunction with development and financing activities;

 .  a modification in the method of accounting for certain lease arrangements;

 . the capitalization of fees received which were previously recognized as either income or as a reduction of expenses;

 . an increase in the amount of goodwill written-off relating to the shut down of the Company's

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   home health operations;

 . the elimination of accrued expenses previously recorded pursuant to a change in accounting principle; and

 . the elimination of an impairment write-down which had previously been recorded on three residences.

   The restatement reduced the previously reported net income for the fiscal years ended December 31, 1996 and 1997 and for the nine months ended September 30, 1998 by $2.1 million, $6.7 million and $11.0 million, respectively. The cumulative effect of the restatement reduced shareholders' equity by $19.7 million through September 30, 1998. The overall effect of the restatement on net income and net income per share in each of the periods subject to the restatement is illustrated in the following table:


                                            As Previously Reported                                   As Restated
                              ----------------------------------------------      ----------------------------------------------
                                                               Net Income                                           Net Loss
                                     Net Income                (Loss) Per                   Net                   Per Diluted
                                       (Loss)                Diluted Share                  Loss                     Share
                              --------------------      --------------------      --------------------      --------------------
                                                              (in thousands, except per share data)
Year Ended 12/31/96                       $    149                   $  0.01                   ($1,915)                   ($0.23)
Year Ended 12/31/97                       $  4,209                   $  0.34                   ($2,479)                   ($0.21)
Nine Months Ended 9/30/98                  ($2,361)                   ($0.14)                 ($13,335)                   ($0.84)

   As a result of the restatement, the Company's cash positions as of December 31, 1996 and 1997 and as of September 31, 1998 remained substantially unchanged at $2.1 million, $63.3 million and $79.6 million, respectively, as compared to $2.1 million, $63.4 million and $79.8 million, respectively, as previously reported. After the restatement, the Company's working capital positions as of December 31, 1996 and 1997 and as of September 30, 1998 remained substantially unchanged at negative $27.1 million, positive $40.1 million and positive $63.0 million, respectively, as compared to previously reported working capital of negative $26.4 million, positive $41.0 million and positive $64.1 million, respectively.



Results of Operations
- ---------------------

     The Company's operations during the fiscal year ended December 31, 1998 and for the quarters ended March 31, 1999 and June 30, 1999 were negatively impacted by the diversion of management's time and attention devoted to the terminated merger with American Retirement Corporation, the occurrence and subsequent resolution of certain

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regulatory issues, the restatement of historical financial results (commencing in February 1999), changes in senior management, the reorganization and expansion of the Company's operating infrastructure and securityholder litigation (commencing in February 1999). In addition, the Company's results of operations were also adversely impacted by increased competition for residents and employees in certain markets. Several of these factors have led to a decline in occupancy rates and increases in labor and certain other operating costs at many of the Company's residences, as well as to an increase in the Company's corporate general and administrative expenses. A number of these factors have continued to adversely impact operating results into the third quarter of 1999. As a result of these factors, the Company expects to report substantially lower operating margins at its residences in fiscal year 1999 as compared to those reported in fiscal year 1998.

The Year Ended December 31, 1998
- --------------------------------

     The Company incurred a net loss (after the cumulative effect of change in accounting principle and other charges) of $20.7 million, or $1.27 per basic and diluted share, on revenue of $89.4 million for the year ended December 31, 1998 as compared to a net loss of $2.5 million, or $0.21 per basic and diluted share, on revenue of $49.6 million for the year ended December 31, 1997.

     Operating results for the year ended December 31, 1998 included charges and other unusual items totaling approximately $15.1 million. These items were comprised of expenses relating to the terminated merger, the write-off of development sites, asset impairment write-offs, the write-off of certain financing costs, losses recorded on sale and leaseback transactions, and a charge recorded in connection with the adoption of a change in accounting principle. Prior to such items, the Company reported a net loss of $5.6 million, or $0.35 per basic and diluted share for the year ended December 31, 1998. The Company recorded a $1.3 million loss on sale and leaseback transactions during the year ended December 31, 1997. Prior to such loss, the Company reported a net loss of $1.2 million, or $0.10 per basic and diluted share for the year ended December 31, 1997.

The Quarter Ended March 31, 1999
- --------------------------------

     The Company incurred a net loss (after unusual items) of $7.7 million, or $0.45 per basic and diluted share, on revenue of $26.6 million for the quarter ended March 31, 1999 (the "March 1999 Quarter") as compared to a net loss (after the cumulative effect of change


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in accounting principle and other charges) of $784,000, or $0.05 per basic and diluted share, on revenue of $18.8 million for the quarter ended March 31, 1998 (the "March 1998 Quarter").

     Operating results for the March 1999 Quarter included approximately $2.2 million of unusual items. These items were comprised of expenses relating to the terminated merger, the write-off of development sites, severance costs, and losses recorded on the disposal of assets. Prior to such items, the Company reported a net loss of $5.5 million, or $0.32 per basic and diluted share for the March 1999 Quarter. Operating results for the March 1998 Quarter included approximately $1.7 million of unusual items. These items were comprised of a charge recorded in connection with the adoption of a change in accounting principle and losses recorded on sale and leaseback transactions. Prior to such items, the Company reported net income of $948,000, or $0.06 per basic and diluted share for the March 1998 Quarter.

The Quarter Ended June 30, 1999
- -------------------------------

     The Company incurred a net loss (after unusual items) of $9.0 million, or $0.53 per basic and diluted share, on revenue of $28.5 million for the quarter ended June 30, 1999 (the "June 1999 Quarter") as compared to a net loss (after the cumulative effect of change in accounting principle and other charges) of $11.8 million, or $0.75 per basic and diluted share, on revenue of $21.2 million for the quarter ended June 30, 1998 (the "June 1998 Quarter").

     Operating results for the June 1999 Quarter included approximately $3.9 million of unusual items. These items were comprised of expenses relating to the write-off of development sites and severance costs. Prior to such items, the Company reported a net loss of $5.1 million, or $0.30 per basic and diluted share for the June 1999 Quarter. Operating results for the June 1998 Quarter included approximately $11.1 million of unusual items. These items were comprised of expenses relating to the write-off of development sites, asset impairment write-offs, the write-off of certain financing costs, and losses recorded on sale and leaseback transactions. Prior to such items, the Company reported a net loss of $720,000, or $0.05 per basic and diluted share for the June 1998 Quarter.


Assisted Living Residences
- --------------------------

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     As of June 30, 1999, the Company had 181 assisted living residences with certificates of occupancy, 175 of which (6,741 units) were included in its operating results. Of such residences, the Company owned 105 residences (4,108 units) and leased 70 residences (2,633 units). Of the owned residences, 37 residences (1,369 units) were subject to permanent mortgage financing and 68 residences (2,739 units) were unencumbered. The 175 residences in operation as of June 30, 1999 had an average occupancy rate of approximately 74.3% and an average monthly rental rate of approximately $1,881 per unit. Upon completion of its development activities (as discussed below), the Company expects to have 185 residences (approximately 7,150 units) included in its operating results by December 31, 1999.

     As of June 30, 1999, the Company had reorganized its operating infrastructure including (i) the hiring of a new chief operating officer and new chief financial officer, (ii) the expansion from three to five operating regions, (iii) the addition of eight operations supervisors, and (iv) the expansion of its marketing, quality assurance and information technology resources.

Stabilized Residences
- ---------------------

     Stabilized Residences are defined as those residences which either (i) had achieved a 95% occupancy rate as of the beginning of the period or (ii) were operating for more than twelve months prior to the beginning of such reporting period, regardless of the level of occupancy achieved. For the June 1999 Quarter, the Company had 127 Stabilized Residences (4,851 units) with an average occupancy rate of 83.9% and an average monthly rental rate of $1,860 per unit as compared to 73 Stabilized Residences (2,642 units) with an average occupancy rate of 92.1% and an average monthly rental rate of $1,772 per unit for the June 1998 Quarter. This reduction in occupancy rates for Stabilized Residences has primarily been a result of slower fill-up associated with the 54 residences (2,209 units) which were added to Stabilized Residence results subsequent to the June 1998 Quarter. By comparison, occupancy rates for the 73 Stabilized Residences which were operating throughout both periods (the "Same Store Stabilized Residences") were 91.0% for the June 1999 Quarter.

     The Company reported revenue from Stabilized Residences of $23.0 million, representing approximately 81% of total reported revenue for the June 1999 Quarter as compared to $12.9 million, representing approximately 61% of total reported revenue for the

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June 1998 Quarter. The residence operating margin for Stabilized Residences for the June 1999 Quarter was 33.5% as compared to 43.0% for the June 1998 Quarter. The residence operating margin for 73 Same Store Stabilized Residences was 33.2% for the June 1999 Quarter as compared to 43.0% for the June 1998 Quarter. Operating margins were negatively affected by the diversion of management's time and attention and, to a lesser extent, increased competition in certain markets which resulted in slower fill-up in certain residences and increases in operating expenses in a majority of the Company's residences.

Start-Up Residences
- -------------------

     For the June 1999 Quarter, the Company had 48 Start-Up Residences (1,890 units) with an average occupancy rate of 48.7% and an average monthly rental rate of $1,975 per unit as compared to 70 Start-Up Residences (2,772 units) with an average occupancy rate of 48.0% and an average monthly rental rate of $1,890 per unit for the June 1998 Quarter. The Company reported revenue from Start-Up Residences of $5.5 million, representing approximately 19% of total reported revenue for the quarter ended June 30, 1999 as compared to $7.3 million, representing approximately 35% of total reported revenue for the June 1998 Quarter. Residence operating margin for Start-Up Residences for the June 1999 Quarter was 17.8% as compared to 32.4% for the June 1998 Quarter.

Development Activities
- ----------------------

     The Company has significantly reduced its development activities and number of new residence openings in 1999 in order to focus on stabilizing its base of operating residences and to respond to changes in market conditions. As a result, the Company wrote-off previously capitalized development costs of $2.4 million in the fiscal year ended December 31, 1998 and $4.8 million through the six months ended June 30, 1999 primarily associated with sites the Company no longer intended to develop. The Company does not anticipate incurring any similar write-offs relating to its current development activity.

     The Company intends to complete construction and commence operations on 20 residences (approximately 800 units) during the fiscal year ended December 31, 1999, 10 of which (412 units) have commenced operations through June 30, 1999. As of June 30, 1999, the Company had six residences (245 units) that had received a certificate of occupancy but were not yet operating. In addition, the Company had four residences (156 units) under construction as of the same date. The Company expects to incur up to $30.0 million of

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capital expenditures and related start-up costs for the fiscal year ended
December 31, 1999 relating to its development activities, approximately $25.0 million of which was incurred through June 30, 1999. As of June 30, 1999, the Company had working capital of approximately $17.5 million including cash and marketable securities of $25.2 million ($8.3 million of which was restricted as to its use during the third quarter of 1999). Based on its anticipated operating results and its current balance sheet (including 68 unencumbered residences as of June 30, 1999), the Company believes its cash on hand and cash available from working capital resources will be sufficient to meet its capital needs over the next 12 to 18 months.


Exploration of Strategic Alternatives
- -------------------------------------

     The Company further announced that it will continue to explore strategic alternatives to maximize shareholder value, including a possible strategic business combination, merger or sale of the Company.

     "With the restatement finally behind us, we want to assure our shareholders and employees that we are committed to focusing on stabilizing our base of operations and believe we have the financial resources to do so. In addition, we will also continue to explore alternatives available to the Company in order to maximize shareholder value," stated Dr. Keren Brown Wilson, President and Chief Executive Officer of the Company.


Conference Call
- ---------------

     A conference call has been scheduled for Thursday, September 30, 1999 at 11:30AM EDT to discuss the press release. The call in number is (888) 550-5969 and reference "ALC."

     There will be a recorded playback of the conference call available beginning at 3:30PM EDT on Thursday, September 30, 1999 through the close of business on Tuesday, October 5, 1999. The call in number for the playback is
(800) 938-3250 and reference.

     The call will also be available to international callers on (402) 220-1154. The playback number for international callers is (908) 228-5000.


Annual Meeting of Shareholders
- ------------------------------


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     Separately, the Company announced that its 1999 annual meeting of shareholders will be held at 8:00AM on November 16, 1999 at Kingstad Meeting Center 5933 NE Win Sivers Drive, Portland, Oregon. Shareholders of record on October 8, 1999 will be entitled to vote at such meeting.

     Assisted Living Concepts, Inc. owns, operates, and develops assisted living residences for older adults who need help with the activities of daily living, such as bathing and dressing. In addition to housing, the Company provides personal care, support services, and nursing services according to the individual needs of its residents, as permitted by state regulation. This combination of housing and services provides a cost efficient alternative and provides an independent lifestyle for individuals who do not require the broader array of medical and health services provided by nursing facilities. The Company currently has operations or development activities in Oregon, Washington, Idaho, Nebraska, Iowa, Arizona, Texas, New Jersey, Ohio, Pennsylvania, Indiana, Louisiana, Florida, Michigan, Georgia, and South Carolina.


This press release and statements made by or on behalf of Assisted Living Concepts, Inc. relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by risks and uncertainties, including without limitation (i) the ability of the Company to control costs and improve operating margins, (ii) the degree to which the Company's future operating results and financial condition will be affected by the securityholder litigation and the resulting distraction of management's time and attention, (iii) the possibility that the Company may incur start-up costs in excess of its present expectations, (iv) the ability of the Company to develop an appropriate strategy to maximize shareholder value, (v) the possibility the Company may not have the financial resources to stabilize its base of operations, (vi) material changes in the regulatory environment for the Company's business, and (vii) other risks described in Assisted Living Concept's filings with the Securities and Exchange Commission. In light of such risks and uncertainties, Assisted Living Concepts' actual results could differ materially from such forward-looking statements. Assisted Living Concepts does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



Contact Information:
- --------------------

Assisted Living Concepts, Inc.
Dr. Keren Brown Wilson, President and Chief Executive Office
James Cruckshank, Vice President and Chief Financial Officer
(503) 252-6233

Broadgate Consultants, Inc.
Joseph W. McDonnell
(212) 232-2222

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